                                                                     EXHIBIT 2.2


                          STOCKHOLDER SUPPORT AGREEMENT


         THIS STOCKHOLDER SUPPORT AGREEMENT (the "Agreement") is entered into as of December 2, 2002, by and among OLIN ACQUISITION CORPORATION, a Delaware corporation ("Buyer"), VARI-L COMPANY, INC., a Colorado corporation ("Seller"), and the undersigned stockholder of Seller ("Stockholder").

                                    RECITALS

         A. Buyer, Seller and Sirenza Microdevices, Inc., a Delaware corporation and the corporate parent of Buyer ("Parent"), are entering into an Asset Purchase Agreement of even date herewith (the "Purchase Agreement") which provides (subject to the conditions set forth therein) for the sale by Seller of the Acquired Assets (as defined in the Purchase Agreement), including substantially all of the assets of the Business (as defined in the Purchase Agreement) to Buyer in exchange for shares of common stock of Parent, cash and the assumption of certain Seller liabilities by Buyer as specified in the Purchase Agreement (the "Transaction").

         B. Following the Closing of the Transaction, Seller intends to effect the liquidation, dissolution and winding-up of the Seller in the manner contemplated by the Purchase Agreement (the "Liquidation").

         C. In order to induce Parent and Buyer to enter into the Purchase Agreement, the Stockholder (solely in his, her or its capacity as such) is entering into this Agreement.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

         For purposes of this Agreement:

                  (a) All capitalized terms used but not otherwise defined in this Agreement have the meanings given to them in the Purchase Agreement.

                  (b) "Seller Capital Stock" shall mean the shares of capital stock of Seller, including, without limitation, the common stock, par value $0.01 per share, of Seller.

                  (c) "Expiration Date" shall mean the earlier of (i) the date upon which the Purchase Agreement is validly terminated in accordance with its terms, or (ii) the Closing Date.

                  (d) The Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if the Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

                  (e) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

                  (f) "Subject Securities" shall mean: (i) all securities of Seller (including all shares of Seller Capital Stock and all options, warrants and other rights to acquire shares of Seller Capital Stock) Owned by the Stockholder as of the date of this Agreement; and (ii) all additional securities of Seller (including all additional shares of Seller Capital Stock and all additional options, warrants and other rights to acquire shares of Seller Capital Stock) of which the Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

                  (g) A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein, or (iii) enters into any contract, option, short sale, equity swap, hedge or other arrangement or undertaking with respect to the direct or indirect actual or potential sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of such security.

SECTION 2. RESTRICTIONS ON TRANSFER OF SUBJECT SECURITIES

         2.1 Restriction on Transfer of Subject Securities. During the period from the date of this Agreement through the Expiration Date, the Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected, unless each Person to which any such Subject Securities, or any interest therein, is Transferred shall have first executed a binding counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A, and shall have delivered copies of same to Buyer. Seller shall cause its transfer agent to decline to transfer such Subject Securities and to note stop transfer restrictions on the stock register and other pertinent Seller records relating to the Subject Securities through the Expiration Date.

         2.2 Transfer of Voting Rights. The Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, the Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities (other than pursuant to this Agreement).

SECTION 3. COVENANTS OF THE STOCKHOLDER

         3.1 Voting Agreement. The Stockholder hereby agrees that, during the period from the date of this Agreement through the Expiration Date, at any meeting of stockholders of Seller, however called, and in any written action by consent of stockholders of Seller, the Stockholder shall cause all outstanding shares of Seller Capital Stock that are Owned by the Stockholder as of the record date fixed for such meeting to be voted:

                  (a) in favor of the approval and adoption of the Purchase Agreement, in favor of the Transaction and each of the other transactions contemplated by the Purchase Agreement (including the Liquidation), and in favor of any action in furtherance of any of the foregoing;

                  (b) against approval of any proposal (including an Acquisition Proposal) made in opposition to, or in competition with (i) the consummation of the Transaction, or (ii) the consummation of any of the other actions contemplated by the Purchase Agreement (including the Liquidation); and

                  (c) against any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect (i) the Transaction, or (ii) any of the other actions contemplated by the Purchase Agreement (including the Liquidation).

         3.2 Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to Buyer, and shall cause any other holders of record of Subject Securities beneficially owned by Stockholder to deliver to Buyer, an executed proxy in the form attached hereto as Exhibit A (the "Proxy") with respect to all of the issued and outstanding shares of Seller Capital Stock that now or hereafter may be Owned by the Stockholder, which Proxy shall be irrevocable to the fullest extent permissible by applicable law.

         3.3 Non-Solicitation. The Stockholder hereby agrees not to directly or indirectly take any action that if taken by the Seller would violate any provision of Section 5.7 of the Purchase Agreement.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

         The Stockholder hereby represents and warrants as follows:

         4.1 Authorization, etc. The Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform his, her or its obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by the Stockholder and constitute legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         4.2 No Conflicts or Consents. The execution and delivery of this Agreement and the Proxy by the Stockholder do not, and the performance of this Agreement and the Proxy by the Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to the Stockholder or by which the Stockholder or any of the Stockholder's properties is or may be bound or affected, or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's affiliates or properties is or may be bound or affected. The execution and delivery of this Agreement and the Proxy by the Stockholder do not, and the performance of this Agreement and the Proxy by the Stockholder will not, require any consent or approval of any Person.

         4.3 Title to Securities. The Stockholder hereby represents and warrants to Buyer that, as of the date hereof: (i) the Stockholder is the beneficial owner of the number of issued and outstanding shares of Seller Capital Stock set forth on signature page of this Agreement, (ii) the Stockholder is the record owner of the number of issued and outstanding shares of Seller Capital

Stock set forth on signature page of this Agreement, with full power to vote or direct the voting of such shares for and on behalf of all beneficial owners of such shares; (iii) the Stockholder Owns the number of issued and outstanding options, warrants and other rights to purchase shares of Seller Capital Stock set forth on the signature page of this Agreement; (iv) all such shares of Seller Capital Stock and rights to purchase such shares are and will be free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; and (v) the Stockholder does not beneficially own any securities of Seller other than as stated above.

SECTION 5. MISCELLANEOUS

         5.1 Further Assurances. From time to time and without additional consideration, the Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Buyer may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

         5.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         if to the Stockholder:

                  at the address set forth below the Stockholder's signature on the signature page hereof if to Buyer:

                  Sirenza Microdevices, Inc.
                  522 Alomar Avenue
                  Sunnyvale, CA 94085
                  Attention: Chief Financial Officer
                  Facsimile: (408) 739-0970

         with copies to:

                  Wilson Sonsini Goodrich & Rosati
                  Professional Corporation
                  650 Page Mill Road
                  Palo Alto, California 94304
                  Attention: Steven V. Bernard, Esq.
                  Facsimile: (650) 493-6811

                  Wilson Sonsini Goodrich & Rosati
                  Professional Corporation
                  One Market, Spear Street Tower, Suite 3300
                  San Francisco, California 94105
                  Attention: Steve L. Camahort, Esq.
                  Facsimile: (415) 947-2099
         if to Seller:

                  Vari-L Company, Inc.
                  4895 Peoria Street.
                  Denver, CO 80239
                  Attention: Chief Financial Officer
                  Facsimile: (303) 373-3868

         with a copy to:

                  Cooley Godward LLP
                  380 Interlocken Crescent, Suite 900
                  Broomfield, CO 80021
                  Attention: James Linfield, Esq.
                  Facsimile:  (720) 566-4099

         5.3 Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

         5.4 Entire Agreement; Amendment. This Agreement and the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

         5.5 Assignment; Binding Effect. Neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any party hereto and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon the Stockholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns. Notwithstanding the foregoing, Buyer may assign this Agreement to any direct or indirect parent company or wholly owned subsidiary without the consent of any other party hereto being required. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than the parties hereto and their respective successors and assigns) any rights or remedies of any nature.

         5.6 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. The Stockholder agrees that, in the event of any breach or threatened breach by the Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Buyer shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. The Stockholder further agrees that neither Buyer nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.6, and the Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

         5.7 Governing Law; Waiver of Jury Trial. This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws). THE STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR THE PROXY.

         5.8 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         5.9 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         5.10 Waiver. No failure on the part of a party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of a party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. A party hereto shall not be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy of such party under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         5.11 Capacity as Stockholder. The provisions of this Agreement shall only bind the Stockholder in the Stockholder's capacity as a stockholder of Seller and shall in no way affect any actions taken by the Stockholder or any affiliate of the Stockholder in his or her capacity as an officer or director of Seller.

         5.12 Construction.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Buyer, Seller and the Stockholder have caused this Stockholder Support Agreement to be executed as of the date first written above.

SELLER:                                                       BUYER:

VARI-L COMPANY, INC.                                          OLIN ACQUISITION CORPORATION

By:   /s/ Charles R. Bland                                    By:  /s/ Thomas J. Scannell
    -------------------------------------------------             ----------------------------------------------------

Name: Charles R. Bland                                        Name: Thomas J. Scannell

Title: Chief Executive Officer                                Title: President



STOCKHOLDER:



-----------------------------------------------------
(Signature)


-----------------------------------------------------
(Print Name)



Address:
         --------------------------------------------

-----------------------------------------------------

Facsimile:
           ------------------------------------------


Seller Capital Stock Held of Record:

-----------------------------------------------------


Seller Capital Stock Beneficially Owned:

-----------------------------------------------------


Options and Other Rights Owned:

-----------------------------------------------------

                                    EXHIBIT A

                                IRREVOCABLE PROXY

         The undersigned stockholder of Vari-L Company, Inc. a Colorado corporation (the "Seller"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Olin Acquisition Corporation, a Delaware corporation (the "Buyer"), any individual designated in writing by Buyer, and each of them, as the sole and exclusive attorneys-in-fact and proxies of the undersigned with full power of substitution and resubstitution with respect to all outstanding shares of capital stock of the Seller now or hereafter owned of record by the undersigned (the "Shares"), which Shares (as of the date hereof) are specified on the final page of this proxy. Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares until after the Expiration Date (as defined in the Voting Agreement).

         This proxy is irrevocable, is coupled with an interest and is granted in connection with the Stockholder Support Agreement, dated as of the date hereof, among Buyer, Seller and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent and the Buyer entering into the Asset Purchase Agreement, dated as of the date hereof, among Parent, Buyer and Seller (the "Purchase Agreement"). All capitalized terms used but not otherwise defined in this proxy have the meanings given to them in the Voting Agreement.

         The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote or grant consents with respect to the Shares at any time through and until the Expiration Date at any meeting of stockholders of Seller, however called, or in connection with any solicitation of written consents from stockholders of Seller:

                  (a) in favor of the approval and adoption of the Purchase Agreement, in favor of the Transaction and each of the other transactions contemplated by the Purchase Agreement (including the Liquidation), and in favor of any action in furtherance of any of the foregoing;

                  (b) against approval of any proposal (including an Acquisition Proposal) made in opposition to, or in competition with (i) the consummation of the Transaction, or (ii) the consummation of any of the other actions contemplated by the Purchase Agreement (including the Liquidation); and

                  (c) against any other action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect (i) the Transaction, or (ii) any of the other actions contemplated by the Purchase Agreement (including the Liquidation).

         The undersigned may vote the Shares on all other matters.

         This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

         If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

         This proxy shall terminate upon the Expiration Date.

Dated: December 2, 2002

                                                              STOCKHOLDER



                                                              --------------------------------------------------------
                                                                                        (Signature)

                                                              --------------------------------------------------------
                                                                                       (Print Name)

                 Shares Held of Record



Common Stock
             ----------------------------------------